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                                                                EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-34265 of AmeriPath, Inc. on Form S-1 of our reports appearing in the Prospectus, which is part of this Registration Statement as follows: dated October 1, 1996 on the financial statements of Derrick and Associates Pathology, Inc.; and dated November 1, 1996 on the financial statements of Volusia Pathology Group, M.D., P.A. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Orlando, Florida

October 1, 1997